UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 18, 2020
Date of Report (Date of earliest event reported)

REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-17007	23-2486815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

50 South 16th Street, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

(215) 735-4422
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRBK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2020, Republic First Bancorp, Inc. (the “Corporation”) entered into Purchase Agreements (the “Purchase Agreements”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Corporation agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 2,000,000 shares (the “Shares”) of 7.0% Perpetual Non-Cumulative, Convertible Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), at an offering price of $25.00 per share. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-228279), which was initially filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2018, and was declared effective by the Commission on December 3, 2018, including a prospectus contained therein, dated December 3, 2018, as supplemented by a prospectus supplement, dated August 18, 2020, relating to the Offering.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Corporation. Accordingly, the form of Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Corporation. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On August 18, 2020, the Corporation and its banking subsidiary, Republic First Bank d/b/a Republic Bank, entered into a Placement Agency Agreement (the “Placement Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the several placement agents (the “Placement Agents”) pursuant to which the Placement Agents agreed to act as the Corporation’s exclusive placement agents, on a reasonable efforts basis, in connection with the Offering. Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co. acted as Placement Agents for the Offering.

The Placement Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Placement Agreement, and are not factual information to investors about the Corporation. The Corporation agreed to indemnify the Placement Agents against (or contribute to the payment of) certain liabilities. The Corporation has agreed to pay the Placement Agents the greater of (i) $500,000 or (ii) 0.5% of the aggregate gross proceeds raised by Corporation-sourced investors and 3.0% of the aggregate gross proceeds raised by the Corporation from other investors.

The Corporation estimates that net proceeds from the Offering will be approximately $48.7 million, after deducting placement agent fees and estimated offering expenses, and expects to use the net proceeds for general corporate expenses.

In connection with the Offering, the Corporation and each of the Corporation’s directors and certain executive officers have entered into 45-day “lock-up” agreements with respect to the sale of shares of the Corporation’s common stock or any securities convertible into or exchangeable or exercisable for common stock, subject to customary exceptions.

The closing of the Offering is subject to satisfaction of customary closing conditions set forth in the Purchase Agreements and is expected to occur on or about August 26, 2020.

The description of the Purchase Agreements and the Placement Agreement does not purport to be a complete description of such agreement and is qualified in its entirety by reference to the full text of the form of Purchase Agreement and the Placement Agreement, which are attached hereto as Exhibit 1.1 and Exhibit 1.2, respectively, and incorporated by reference herein.

Stevens & Lee, P.C., counsel to the Corporation, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

On August 21, 2020, the Corporation filed a Statement with Respect to Shares (the “Statement with Respect to Shares”) with the Secretary of State of the Commonwealth of Pennsylvania establishing the terms, preferences, privileges, designations, rights, qualifications, limitations, and restrictions thereof, of the Series A Preferred Stock.

The Corporation will pay dividends on the Series A Preferred Stock when and if declared by its board of directors or an authorized committee thereof. If declared, dividends will be due and payable at a rate of 7.0% per annum on the $25 liquidation preference per share, payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year, beginning with the first dividend payment on December 1, 2020.

The Shares are perpetual and have no maturity date. The Corporation may, at its option, redeem the Series A Preferred Stock at its option, in whole but not in part, at any time after the occurrence of a Regulatory Capital Event (as defined in the Statement with Respect to Shares), at a redemption price in cash equal to $25 per share, plus all declared and unpaid dividends.

Holders of shares of Series A Preferred Stock may convert such shares at any time and from time to time into shares of the Corporation’s common stock at a conversion price of $3.00 per share of our common stock (the “Conversion Price”), subject to adjustment upon certain events. At any time after August 26, 2025, the Corporation may cause the outstanding shares of Series A Preferred Stock to convert into shares of common stock if the price of the common stock exceeds 125% of the Conversion Price then applicable to the Series A Preferred Stock for at least 20 trading days in a period of 30 consecutive trading days.

The Series A Preferred Stock will not have voting rights, except in limited circumstances or as otherwise required by law.

The Series A Preferred Stock is a new issue of securities with no established trading market.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2020, the Corporation filed the Statement with Respect to Shares with the Pennsylvania Department of State to, among other things, authorize and establish the designations, rights and preferences of the Series A Preferred Stock. The terms of the Series A Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Statement with Respect to Shares, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01	Other Events.

On August 19, 2020, the Corporation issued a press release announcing that it had priced the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

1.1	Form of Purchase Agreement
1.2
Placement Agency Agreement, dated as of August 18, 2020, by and among  Republic First Bancorp, Inc., Republic First Bank d/b/a Republic Bank and Keefe, Bruyette & Woods, Inc., as representative of the Placement Agents

2.1	Statement with Respect to Shares regarding 7.0% Perpetual Non-Cumulative, Convertible Preferred Stock, Series A, of the Corporation
5.1	Opinion of Stevens & Lee, P.C. regarding the legality of the Series A Preferred Stock
23.1	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1 herewith)
99.1	Press Release issued August 19, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements about the Corporation’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. The Corporation’s actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus, and in any risk factors described in a supplement to this or in other filings.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which they are made. The Corporation undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks the Corporation describes in the reports the Corporation files from time to time with the SEC after the date hereof. The Corporation undertakes no obligation to revise or update the forward-looking statements contained herein at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated: August 21, 2020

	By:	/s/ Frank A. Cavallaro
	Name:	Frank A. Cavallaro
	Title:	Executive Vice President and Chief Financial Officer